QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to (b) of section 1350, I hereby certify, to the best of my knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ STEPHEN E. BABLITCH Stephen E. Bablitch Chief Executive Officer May 13, 2003

        A signed original of this written statement required by Section 906 has been provided to Cobalt Corporation and will be retained by Cobalt Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 99.1